UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 2, 2014 (May 1, 2014)

HARRIS & HARRIS GROUP, INC.

 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

1450 Broadway
New York, New York 10018

(Address of principal executive offices and zip code)

(212) 582-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 1, 2014, Harris & Harris Group, Inc. (the “Company”) held its Annual Meeting of Shareholders to (1) elect eight directors, (2) approve the selection of PricewaterhouseCoopers LLP as the independent registered public accountant, and (3) cast an advisory vote on executive compensation as described in the Compensation Discussion & Analysis and the accompanying tabular and narrative disclosure as included in the 2013 Proxy Statement. As of the record date, the Company had 31,197,438 shares of common stock outstanding (32,728,316 shares including restricted stock with voting rights).

Proposal 1.	The election of eight directors to the Board of Directors:

Nominees	For	Withheld	Broker Non-Votes
W. Dillaway Ayres, Jr.	13,818,329	704,471	13,189,639
Dr. Phillip A. Bauman	13,836,765	686,035	13,189,639
Stacy R. Brandon	13,984,965	537,835	13,189,639
Douglas W. Jamison	13,974,333	548,467	13,189,639
Lucio L. Lanza	13,976,114	546,686	13,189,639
Charles E. Ramsey	13,746,718	776,082	13,189,639
Richard P. Shanley	13,824,864	697,936	13,189,639
Bruce W. Shewmaker	13,896,308	626,492	13,189,639

Pursuant to the foregoing votes, the eight nominees listed above were elected to serve on the Company's Board of Directors. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner or other persons entitled to vote.

Proposal 2. To ratify, confirm and approve the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accountant for the fiscal year ending December 31, 2014:

For	Against	Abstain	Broker Non-Vote
27,184,846	379,305	148,288	0

Proposal 3. To approve, on an advisory basis, the Company’s executive compensation:

For	Against	Abstain	Broker Non-Vote
13,252,753	904,828	365,219	13,189,639

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2014	HARRIS & HARRIS GROUP, INC.

	By:	/s/ Douglas W. Jamison
Douglas W. Jamison
Chief Executive Officer